UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2013

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2013, our Board of Directors approved amendments to the Company’s Bylaws to declassify the Board of Directors and provide for the annual election of all directors, effective with the slate of directors to be elected at the 2014 Annual Meeting of Shareholders.  The declassification of the Board will be phased in over a three-year period as directors already elected will serve out their existing terms.  The amendments to the Bylaws became effective immediately.

The foregoing description of the amendments to the Bylaws is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 11, 2013, we issued a press release regarding the Board’s implementation of various corporate governance changes, including the declassification of the Board of Directors discussed in Item 5.03 above, and an increase in our quarterly dividend.  The Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 3.1                      Amended and Restated Bylaws

Exhibit 99.1                    Press release dated September 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	September 11, 2013	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel
Title: